NOTICE TO TRANSFER AGENT

This Notice to Transfer Agent, dated as of             , 2019, is made pursuant to the Fourth Amended and Restated Transfer Agency and Service Agreement, as amended, (the “Agreement”), dated as of July 1, 2010, between AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds) (the “Trust”) and Invesco Investment Services, Inc. (“IISI”).

WHEREAS, the above-named parties entered into the Agreement for the purpose of having IISI perform certain transfer agency services and functions for the benefit of certain shareholders of the Trust; and

WHEREAS, Article 8 of the Agreement provides that additional portfolios of the Trust may be added to the Agreement pursuant to written notice to IISI;

NOW, THEREFORE, the parties agree as follows:

1.	Addition of Portfolio. The Trust hereby notifies IISI that the Trust has established the following new series of shares:

New Portfolio	Share Classes Offered
Invesco Oppenheimer Intermediate Term Municipal Fund	A, C, Y, R6

Invesco Oppenheimer Municipal Fund	A, C, Y, R6

Invesco Oppenheimer Rochester® AMT-Free Municipal Fund	A, C, Y, R6

Invesco Oppenheimer Rochester® AMT-Free New York Municipal Fund	A, C, Y, R6

Invesco Oppenheimer Rochester® California Municipal Fund	A, C, Y, R6

Invesco Oppenheimer Rochester® Municipals Fund	A, C, Y, R6

Invesco Oppenheimer Rochester® High Yield Municipal Fund	A, C, Y, R5, R6

Invesco Oppenheimer Rochester® Limited Term California Municipal Fund	A, C, Y, R6

Invesco Oppenheimer Rochester® Limited Term New York Municipal Fund	A, C, Y, R6

Invesco Oppenheimer Rochester® New Jersey Municipal Fund	A, C, Y, R6

Invesco Oppenheimer Rochester® Pennsylvania Municipal Fund	A, C, Y, R6

The Trust also hereby notifies IISI that the Trust desires to add the New Portfolio under the Agreement.

2.	Date of Effectiveness. The addition of the Classes of the New Portfolio under the Agreement shall be effective as of , 2019.

IN WITNESS WHEREOF, the parties have executed this Notice as of the date first above written.

ACKNOWLEDGED AND AGREED:	AIM TAX-EXEMPT FUNDS
INVESCO INVESTMENT SERVICES, INC.	(INVESCO TAX-EXEMPT FUNDS)

By:	By:
William J. Galvin, Jr.	Jeffrey H. Kupor
President	Senior Vice President

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